THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE
COMMON STOCK OF
G8WAVE, INC.

August 1, 2006

This certifies that Todd Duboef (the “Holder”), for value received, is entitled to purchase from G8Wave, Inc., a Delaware corporation (the “Company”), at a per Warrant Share exercise price (the “Exercise Price”) equal to $0.10, up to 166,725 fully paid and nonassessable shares of the Company’s Common Stock (the “Warrant Shares”), subject to the terms and conditions set forth in this Warrant.

This Warrant shall be exercisable at any time and from time to time during the period beginning on the date hereof and ending and including 5:00 p.m. (Pacific Time) on August 1, 2009 (the “Exercise Period”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, and (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of Warrant Shares for which this Warrant is being exercised, determined in accordance with the provisions hereof. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the Holder, at any time and from time to time during the Exercise Period, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be, and are deemed to be, issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which (a) this Warrant shall have been surrendered to the Company, properly endorsed, (b) the completed, executed Form of Subscription has been delivered to the Company, and (c) payment has been made to the Company for such shares. Certificates for the shares of the Common Stock so purchased shall be registered in the name of the Holder and delivered to the Holder by the Company within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to the Holder, within a reasonable time, a new warrant of like tenor and on like terms as this Warrant, representing the number of Warrant Shares that remain purchasable by the Holder, if any.

2. Payment for Shares. The aggregate purchase price for the Warrant Shares being purchased hereunder may be paid either (a) by cash or wire transfer of immediately available funds, or (b) by surrender of a number of Warrant Shares having a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net Issuance”), as determined herein. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder a number of Warrant Shares determined in accordance with the following formula:

X =	Y(A-B)
A

where: X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =	the fair market value of one (1) Warrant Share on the date of exercise; and

B =	the Exercise Price.

No fractional shares arising out of the above formula for determining the number of Warrant Shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) Warrant Share on the date of exercise. For purposes of the above calculation, the fair market value of one (1) Warrant Share shall mean the fair market value thereof as determined in good faith by the Board of Directors of the Company.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Stock Purchase Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(b) Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

5. Piggyback Registration Rights.

(a) If the Company proposes to register any shares of its Common Stock (“Registrable Securities”) for its own account or for the account of one or more of its stockholders, the Company shall, subject to the provisions of this Section 5, grant the Holder the opportunity to register the Warrant Shares in such registration (the “Registration Right”) by giving the Holder written notice of such proposed registration (the “Notice”). If the Holder desires to participate in such registration, the Holder shall, within ten (10) days after the date of the Notice, deliver written notice thereof to the Company (the “Holder’s Notice”). The Holder’s Notice shall also set forth the number of Warrant Shares that the Holder desires to be registered. The Company shall use commercially reasonable efforts to cause to be registered all of the Warrant Shares that the Holder has requested to be registered in a Shareholder’s Notice delivered in accordance with this Section 5.

(b) Notwithstanding anything to the contrary set forth in this Warrant, the Registration Right shall not apply to, and the Company shall have no obligation to register Warrant Shares in connection with, any registration (i) on Form S-4 or Form S-8 or any successor forms thereto, (ii) for the sole purpose of a corporate reorganization, (iii) in which the only stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or (iv) on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. In addition, the Registration Right shall only apply to Warrant Shares that have been exercised pursuant to the terms of this Warrant, and the Company shall have no obligation to register any Warrant Shares that have not been so exercised. Finally, if the Company or its managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be registered, then the Company or the managing underwriter may reduce (to zero if necessary) the number of Warrant Shares to be included in the registration.

(c) It shall be a condition precedent to the obligations of the Company to register any Warrant Shares pursuant to this Section 5 that the Holder furnish to the Company such information regarding the Holder, the Warrant Shares, and the intended method of disposition of such Warrant Shares, as shall be reasonably required to effect the registration of the Warrant Shares.

(d) In connection with the registration of Registrable Securities and upon the request of the Company, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired, without the prior written consent of Company, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration, as may be requested by the Company, and to execute an agreement reflecting the foregoing as may be requested by the Company at the time of such offering.

(e) The Registration Right shall terminate and have no further force upon the first to occur of (i) a Change of Control (as defined below) or (ii) the date on which Warrant Shares can be sold pursuant to Rule 144 promulgated under the Securities Act. As used herein, the term “Change of Control” means any transaction or series of related transactions pursuant to which the Company (A) sells, conveys, or otherwise disposes of all or substantially all of its property or business, (B) merges with or into or consolidates with any other unaffiliated person, or (C) effects any other transaction or series of related transactions in which the stockholders of Company immediately prior to such transaction or series of related transactions do not hold more than fifty percent (50%) of the voting power of Company immediately after such transaction or series of related transaction; provided, that this Warrant shall not be terminated following a merger effected solely for the purpose of changing the domicile of Company.

6. Warrants Not Transferable Without Prior Consent. Neither this Warrant nor any right hereunder may be transferred, in whole or in part, without the prior written consent of the Company.

7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor and on like terms, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

9. Titles and Subtitles; Governing Law. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the Holder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

COMPANY:

G8WAVE, INC.

By:	/s/ Habib Khoury
Name: Habib Khoury
Title: President

Address for Notice:
126 Brookline Ave., 2nd Fl.
Boston, MA 02215
Attention: Brad Mindich

With a copy to:

Eisner and Frank
9601 Wilshire Blvd., Ste. 700
Beverly Hills, CA 90210
Attn: Michael Eisner
Facsimile: (310) 855-3201

HOLDER:

TODD DUBOEF

/s/ Todd Duboef

Address for Notice:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: __________________________

The undersigned, the holder of a right to purchase shares of Common Stock of G8Wave, Inc., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase Common Stock (the “Warrant”), dated as of August 1, 2006, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of _________________________ Dollars ($__________) therefor by the following method:

(Check one of the following):

_______ (check if applicable)	The undersigned hereby elects to make payment of ______________ Dollars ($___________) therefor in cash or wire transfer of immediately available funds.

_______ (check if applicable)	The undersigned hereby elects to make payment for the aggregate Exercise Price using the Net Issuance method pursuant to Section 2 of the Warrant.

DATED: ________________

[Name of Holder]

By:
Name:
Its: